Registration No. 333

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                           BARRINGER TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                  84-0720473
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)                Identification No.)

                                219 South Street
                          Murray Hill, New Jersey 07974
                                 (908) 665-8200
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Stanley S. Binder
                           Barringer Technologies Inc.
                 219 South Street, Murray Hill, New Jersey 07974
                                 (908) 665-8200
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             John D. Hogoboom, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement and as determined by the Selling Securityholders and the holders of the Warrants.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|

                                         CALCULATION OF REGISTRATION FEE
----------------------------- ----------------------- ------------------------- ------------------------- -------------------
   Title of Each Class of                                  Proposed Maximum
Securities to be Registered         Amount to be          Aggregate Offering        Proposed Maximum          Amount of
                                     Registered             Price Per Unit      Aggregate Offering Price   Registration Fee
----------------------------- ----------------------- ------------------------- ------------------------- -------------------
Common Stock
  ($0.01 per share)                   125,000(1)               $10.35(2)                 $1,293,750                $382
----------------------------- ----------------------- ------------------------- ------------------------- -------------------
Common   Stock    Underlying
Common    Stock     Purchase
Warrants                               31,250                 $10.35(3)                  $  323,438                $ 96
----------------------------- ----------------------- ------------------------- ------------------------- -------------------
Common    Stock     Purchase
Warrants                              125,000                 $10.35(3)                  $1,293,750                 -- (4)
----------------------------- ----------------------- ------------------------- ------------------------- -------------------

(1) Pursuant to Rule 416, there are also being registered an indeterminate number of shares of the Registrant's common stock, par value $0.01 per share, which may become issuable pursuant to the anti-dilution provisions of the Warrants.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon a price of $10.35 per share, which was the average of the high and low sale prices as reported on the Nasdaq National Market on May 22, 1998.
(3)   Calculated pursuant to Rule 457(g)(3).
(4) Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is required to be paid with respect to the Warrants registered hereby.

       The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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
                                     LEGEND

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 28, 1998


PROSPECTUS
                         156,250 Shares of Common Stock

                     125,000 Common Stock Purchase Warrants

                           BARRINGER TECHNOLOGIES INC.

         This Prospectus relates to the offering by certain existing securityholders of the Company named herein (the "Selling Securityholders") of the following securities, which may be sold from time to time by the Selling Securityholders pursuant to this Prospectus: (i) 125,000 shares of common stock, par value $0.01 per share ("Common Stock"), of Barringer Technologies Inc. (the "Company") and 125,000 Common Stock Purchase Warrants (the "Warrants") of the Company issuable upon the exercise of a warrant (the "Underwriter's Warrant") sold by the Company in connection with its public offering in November 1996, and
(ii) 31,250  shares of Common  Stock  issuable  upon the exercise of the 125,000
Warrants. The Common Stock and the Warrants offered hereby are referred to herein as the "Securities".

         The Underwriter's Warrant is exercisable (x) with respect to the Common Stock for a period of four years commencing on November 12, 1997 at an exercise price of $10.276 per share, and (y) with respect to the Warrants for a period of two years commencing on November 12, 1997 at an exercise price of $0.06 per Warrant. The Warrants are exercisable until November 12, 1999 and entitle the holder thereof to purchase one-quarter of one share of Common Stock at a price of $9.847 per share. The exercise prices of and the number of shares issuable in connection with the exercise of the Underwriter's Warrant, including the exercise of the Warrants covered thereby, are subject to adjustment under certain circumstances. The Warrants are redeemable by the Company for $0.25 per warrant (subject to adjustment under certain circumstances), upon not less than 30 days' prior written notice, if the closing bid price of the Common Stock averages in excess of 200% of the exercise price of the Warrants for a period of 30 days ending within 15 days of the redemption notice date. The Underwriter's Warrant is not subject to redemption by the Company.

         If the Underwriter's Warrant and all Warrants covered thereby are exercised in full, the Company would receive proceeds of approximately $1.6 million (prior to the deduction of fees and expenses payable in connection with the sale of the Securities offered hereby (the "Offering")). Other than the proceeds received by the Company from the exercise of the Underwriter's Warrant and the exercise of the Warrants covered thereby, the Company will not receive any of the proceeds from the sale of the Securities offered hereby. The Company estimates that its expenses in connection with the Offering will be approximately $15,000.

         The Selling Securityholders may, from time to time, offer and sell the Common Stock being offered hereby in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then-current market price or at negotiated prices. The Common Stock offered hereby may be sold directly by a Selling Securityholder or through agents or broker-dealers acting as principal or agent, or in block trades or by one or more underwriters. See "Plan of Distribution."

         The Common Stock and the Warrants are included in the Nasdaq National Market under the symbols "BARR" and "BARRW", respectively. On May 22, 1998, the last sale price of the Common Stock as reported on the Nasdaq National Market was $10 5/8 per share, and the last sale price of the Warrants as reported on the Nasdaq National Market System was $7/8 per Warrant.

                      -----------------------------------

         See "Risk Factors" on page 4 for certain factors which should be considered by prospective purchasers of the Securities offered hereby.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
            COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                  THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
   _________________________________________________________________________

                The date of this Prospectus is ___________, 1998.





                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  information   requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549; and at the Commission's Regional Offices at 500 West Madison, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at its principal office at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission and the address of such Web site is http://www.sec.gov. The Common Stock and the Warrants are included in the Nasdaq National Market under the symbols BARR and BARRW, respectively, and reports, proxy statements and other information regarding the Company may be inspected and copied at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all respective amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and the related exhibits. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                   -------------------------------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus:


                           (i) The  Company's  Annual  Report on Form 10-KSB for
the year ended December 31, 1997;

                           (ii) The  Company's  Quarterly  Report on Form 10-QSB
for the period ended March 31, 1998; and

                           (iii) The  description  of the Common Stock set forth
in the Company's Registration Statement filed on Form 8-A and any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the completion of the Offering being made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above under "Incorporation of Certain Documents by Reference" (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Barringer Technologies Inc., 219 South Street, Murray Hill, New Jersey 07974, Attention: Secretary (telephone no. (908) 665-8200).

                           FORWARD-LOOKING STATEMENTS

                  This Prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this Prospectus, the words "estimate," "project," "believe," "anticipate," intend," "expect," "plan," "predict," "may," "should," "will," the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations are set forth below under "Risk
Factors," including, but not limited to, "Dependence on Government Procurement Policies," "Dependence on Large Orders; Customer Concentrations," "Dependence on IONSCAN(R) and Market Acceptance," "Dependence on New Product Development; Technological Advancement," "Limited Proprietary Technology," "Fluctuations in Operating Results," "Competition," "Lengthy Sales Cycle," "International
Business; Risk of Change in Foreign Regulations; Fluctuations in Exchange Rates," "Dependence on Limited Number of Suppliers," "Ability to Manage Rapid Growth" and "Risks Associated with Acquisition Strategy." Other factors may be described from time to time by the Company's public filings with the Securities and Exchange Commission, news releases and other communications. These forward-looking statements speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.




                                  RISK FACTORS

                  The Securities offered hereby involve a high degree of risk. In addition to the other information contained or incorporated by reference in this Prospectus, the following risk factors should be considered carefully in evaluating the Company, its business and an investment in the Securities offered hereby.

Dependence on Government Procurement Policies

The Company's business is dependent upon purchases of IONSCAN(R)s by government agencies. Budgetary allocations for detection equipment are dependent, in part, upon government policies that fluctuate from time to time in response to political and other factors, including the public's perception of the threat of airline bombings and other terrorist acts. The Company expects that a substantial portion of current and anticipated purchases of advanced detection equipment will continue to be made by government agencies with appropriated funds. For instance, sales to the FAA constituted approximately 14.8% of the Company's revenues for the fiscal year ended December 31, 1997.

A reduction of funding for security efforts or drug interdiction could materially and adversely affect the Company's business, financial condition and results of operations. There can be no assurance that funding for the purchase of such equipment will be continued or as to the level of such funding. A substantial amount of the funds appropriated to date have been and amounts appropriated in the future will continue to be used to purchase equipment utilizing other technologies, such as enhanced x-ray, computer aided tomography ("CATSCAN") and other bulk imaging technologies. Accordingly, there can be no assurance as to the amount that will ultimately be spent on the purchase of trace particle detection equipment or as to the number of IONSCAN(R)s that will actually be purchased. In addition, there can be no assurance that the Company's products will meet any certification or other requirements that may be adopted by any government agencies.

Dependence on Large Orders; Customer Concentrations

In any given fiscal year, the Company's revenues have principally consisted, and the Company believes will continue to consist, of large orders for multiple IONSCAN(R)s from a limited number of customers. While the number and identity of the Company's customers may vary from period to period, the Company is nevertheless dependent upon these multiple orders for a substantial portion of its revenues. There can be no assurance that the Company will obtain such multiple orders on a consistent basis. During the year ended December 31, 1997, approximately $8.3 million, or 36.7%, of the Company's revenues were generated from sales to the Company's three largest customers. During the year ended December 31, 1996, revenues from the Company's three largest customers were approximately $2.8 million, or 25.5%, of the Company's revenues. A significant portion of the Company's anticipated future revenues are expected to result from orders from the FAA. The Company's inability to obtain sufficient multiple orders or to expand its customer base could have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on IONSCAN(R) and Market Acceptance

The Company derives substantially all of its revenues from the sale of IONSCAN(R)s. There can be no assurance that markets for the IONSCAN(R) or the Company's other current or future products will develop as the Company expects or that the Company will be able to capitalize on such market development. Similarly, there can be no assurance that any markets that do develop will be sustained.

Dependence on New Product Development; Technological Advancement

The Company's success is dependent upon its ability to continue to enhance the IONSCAN(R) and to develop or acquire new products and technologies that incorporate technological advances, keep pace with evolving industry standards and respond to changing customer requirements. If the Company is unable to develop and introduce new products or enhancements in a timely manner in response to changing market conditions or customer requirements, the Company's business, financial condition and results of operations would be materially and adversely affected.

In addition, from time to time the Company or its present or potential competitors may introduce new products, capabilities or technologies that have the potential to replace, shorten the life spans of, or render obsolete the Company's existing products. There can be no assurance that the Company will be successful in convincing potential customers that the IONSCAN(R) is superior to such other systems or products, that new systems with comparable or greater performance, lower prices and faster or equivalent throughput will not be introduced, or that, if such products are introduced, customers will not delay or cancel existing or future orders for the IONSCAN(R). Announcements of currently planned or other new products may cause customers to delay their purchasing decisions in anticipation of such products, as occurred in late 1994 when the Company introduced the Model 400 IONSCAN(R). Such delays could have a material adverse effect on the Company's business, financial condition and results of operations.

Limited Proprietary Technology

Certain of the technology used in the IONSCAN(R) is licensed by the Company from the Canadian government pursuant to a license agreement that expires in March 1999, subject to the Company's right to extend on a year-to-year basis through March 2009. While the Company holds patents relating to certain components, systems and techniques used in the IONSCAN(R) and while certain other elements of the IONSCAN(R) are protected by other intellectual property rights, the Company has no comprehensive patent or similar exclusive intellectual property right covering the IONSCAN(R) in its entirety. In addition, the basic IMS technology used by the Company is not proprietary and is available in the public domain. Accordingly, present and potential competitors could use such basic technology to duplicate the performance of the IONSCAN(R).

Fluctuations in Operating Results

The Company's past operating results have been, and its future operating results will be, subject to fluctuations resulting from a number of factors, including: the timing and size of orders from, and shipments to, major customers; budgeting and purchasing cycles of its customers; delays in product shipments caused by customer requirements or the inability of customers to accept shipments; the timing of enhancements to the IONSCAN(R) by the Company or new products introduced by the Company or its competitors; changes in pricing policies by the Company, its competitors or suppliers, including possible decreases in average selling prices of the IONSCAN(R) in response to competitive pressures; the proportion of revenues derived from competitive bid processes; the mix between sales to domestic and international customers; market acceptance of enhanced versions of the IONSCAN(R); the availability and cost of key components; the availability of manufacturing capacity; and fluctuations in general economic conditions. The Company also may choose to reduce prices or to increase spending in response to competition or to pursue new market opportunities, and may incur significant charges or expenses in connection with acquisitions and strategic relationships, all of which may have a material adverse effect on the Company's business, financial condition and results of operations. The Company's revenues in any period are substantially derived from sales of IONSCAN(R)s to a limited number of customers and such revenues are recognized upon shipment. As a result, variations in the number of orders or the timing of shipments may cause the Company's quarterly and annual operating results to vary substantially.

Moreover, government agencies and certain other customers expend unused budgeted funds at the end of their respective fiscal years, causing the Company's sales to be higher during such periods. Because the Company generally recognizes substantially all of the revenue from a sale upon shipment, and because the recognition of revenue from the sale of relatively few IONSCAN(R)s may substantially impact the Company's profitability during any period, the impact of these budgetary considerations on the delivery date of a relatively few units could significantly affect the Company's quarterly results and the predictability of such quarterly results.

Competition

The Company competes with other entities, including Intelligent Detection Systems Inc., Ion Track Instruments Inc. and Thermedics Detection Inc., a number of which have significantly greater financial, marketing and other resources than the Company. Principal competitive factors include selectivity (the ability of an instrument to identify the presence of a particular substance), sensitivity (the ability of an instrument to detect small amounts of a particular substance), false alarm rate, price, marketing, ease of use and speed of analysis. There can be no assurance that the Company will be able to continue to compete successfully with its competitors or be able to compete with new market entrants or in new markets that may develop.

The Company competes for government expenditures with equipment manufacturers, such as InVision Technologies, Inc. and Vivid Technologies, Inc., utilizing other types of detection technologies, including enhanced x-ray, CATSCAN and other bulk imaging technologies, as well as with manufacturers of other IMS equipment and manufacturers using other trace particle detection technologies, such as gas chromatography and chemiluminescence.

The Company also competes with the use of canines to locate the presence of explosives or drugs.

As a result of recent government initiatives, the Company anticipates that additional technologies, including improved IMS technologies, will be developed and that new competitors will enter the Company's markets. The failure of the Company to develop improvements or otherwise successfully compete in its markets would have a material adverse effect on the Company's business, financial condition and results of operations.

Lengthy Sales Cycle

The Company's sales process is often protracted due to the lengthy approval processes that typically accompany government expenditures. Typically, six to 12 months may elapse between a new customer's initial evaluation of the IONSCAN(R) and the placement of an order.

International Business; Risk of Change in Foreign Regulations; Fluctuations in Exchange Rates

The Company markets its products to customers outside of the U.S. and, accordingly, is exposed to the risks of international business operations, including unexpected changes in foreign and domestic regulatory requirements, possible foreign currency controls, uncertain ability to protect and utilize its intellectual property in foreign jurisdictions, currency exchange rate fluctuations or devaluations, tariffs or other barriers, difficulties in staffing and managing foreign operations, difficulties in obtaining and managing vendors and distributors and potentially negative tax consequences. International sales are subject to certain inherent risks including embargoes and other trade barriers, staffing and operating foreign sales and service operations and collecting accounts receivable. The Company is also subject to risks associated with regulations relating to the import and export of high technology products. The Company cannot predict whether, or to what extent, quotas, duties, taxes or other charges or restrictions upon the importation or exportation of the Company's products in the future will be implemented by the U.S. or any other country. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial condition and results of operations.

A portion of the Company's revenues and expenses are denominated in foreign currencies. Fluctuations in currency exchange rates could adversely affect the Company's profitability and could cause the Company's products to become relatively more expensive to customers in a particular country, leading to fewer sales or reduced selling prices in that country. As a result, the Company is exposed to a certain degree of exchange rate risk. The Company generally does not hedge its foreign exchange exposure. There can be no assurance that the Company will not experience material losses in the future as a result of currency fluctuations or that any such losses will not have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on Limited Number of Suppliers

Certain key components used in the Company's products have been designed by the Company, are manufactured pursuant to the Company's specifications and are currently purchased from only one or a limited number of suppliers. The Company currently does not have long-term agreements with these suppliers. Moreover, in view of the high cost of many of these components, the Company does not maintain significant inventories of some necessary components. Recently, the Company has significantly increased its purchases of certain components to meet expected demand for the IONSCAN(R). As a result, in certain circumstances, the Company has had to enter into new supply relationships in order to satisfy its increased demand for components and may be required to do so in the future. If the Company's suppliers were to experience financial, operational, production or quality assurance difficulties, the supply of components to the Company would be reduced or interrupted. In the event that a supplier were to cease operations, discontinue production of a component or withhold supply for any reason, the Company might be unable to acquire certain components from alternative sources, to find alternative third-party manufacturers or sub-assemblers, or to obtain sufficient quantities of certain components, which could result in delays or interruptions in product shipments, and could have a material adverse effect on the Company's business, financial condition and results of operations.

Ability to Manage Rapid Growth

The Company has rapidly expanded its business operations as a result of increased demand for the IONSCAN(R), which has placed significant demands on the Company's manufacturing, management and working capital resources and operating, management and financial control systems. Failure to maintain needed resources or to enhance the Company's operating, management and financial control systems as and when necessary, or difficulties encountered during such enhancements, could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's future growth also will depend on its ability to continue to improve and expand its engineering and technical resources and to attract, retain and motivate key personnel. The failure of the Company to increase its revenues sufficiently to compensate for increased expenses resulting from current or future expansion, or the Company's failure to otherwise adequately manage the growth of its business, would have a material adverse effect on the Company's business, financial condition and results of operations. Further, there can be no assurance that the Company can sustain its recent rapid growth.

Risks Associated with Acquisition Strategy

An element of the Company's strategy is to seek acquisition partners that would complement the Company's existing product offerings, augment its market coverage, enhance its technological capabilities or otherwise offer growth opportunities. Although the Company has no present understandings, commitments or agreements with respect to any material acquisition of any business, products or technologies, the Company may make such acquisitions in the future. Future acquisitions by the Company could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, amortization expenses relating to goodwill and other intangible assets, and the incurrence of significant charges or expenses relating to any acquired business, any of which could materially and adversely affect the Company's business, financial condition and results of operations. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired businesses, products and technologies, diversion of management's attention from other business concerns, risks of entering markets in which the Company has no or limited prior experience and potential loss of key employees of acquired organizations. The Company's management has limited experience in assimilating acquired organizations. No assurance can be given as to the ability of the Company to integrate successfully any businesses, products, technologies or personnel that might be acquired in the future, and the failure of the Company to do so could have a material adverse effect on the Company's business, financial condition and results of operations.

Retention of and Dependence on Key Personnel

The Company's success will depend, in part, on its ability to retain the services of its key personnel, including management and scientific employees, who are and will continue to be instrumental in the development and management of the Company's business. Although the Company has entered into employment agreements with its Chief Executive Officer and certain of its other senior executives, the loss of the services of one or more of the Company's key employees could have a material adverse effect on the Company.

Warranty Claims

The Company generally provides a one-year parts and labor warranty on each IONSCAN(R), although from time to time the Company has provided extended warranties. Although the Company has not experienced significant warranty claims, there can be no assurance that such claims will not increase as the Company's sales and product offerings increase. Increased warranty claims could have a material adverse effect on the Company's business, financial condition and results of operations.

Potential Product Liability Insurance Limits

The Company currently maintains product liability insurance in the amount of $10.0 million per occurrence. The Company's insurance policy covers certain claims and the cost of legal fees involved in the defense of such claims, which are either covered under the policy or alleged in such a manner so as to invoke the insurer's duty to defend the Company. The Company believes that, as it distributes more products into the marketplace and expands its product lines, its exposure to potential product liability claims and litigation may increase. There can be no assurance that the Company's current level of insurance will be sufficient to protect the business and assets of the Company from all claims, nor can any assurance be given that the Company will be able to maintain its existing coverage or obtain additional coverage at commercially reasonable rates. Product liability losses in excess of insurance coverage could have a material adverse effect on the Company's business, financial condition and results of operations.

Shares Eligible For Future Sale

Assuming the sale of all of the shares covered hereby (including shares issuable upon the exercise of the Warrants), 8,005,185 shares of Common Stock will be outstanding. All of the shares offered hereby will be freely tradable unless acquired by affiliates of the Company. The remaining 7,848,935 shares are freely tradable. An additional 1,063,475 shares of Common Stock are issuable upon the exercise or conversion of outstanding stock options, warrants and convertible securities outstanding as of May 15, 1998, all of which have been registered for resale by the holders thereof and are, therefore, freely tradable. In connection with a recent public offering by the Company, certain of the officers and directors of the Company, who held an aggregate of 709,621 shares of Common
Stock (including 534,550 shares issuable upon exercise or conversion of outstanding options, warrants and convertible securities) as of February 1, 1998, agreed not to offer or sell, directly or indirectly, any securities of the Company in the public market for a period of 90 days from March 30, 1998
(subject to certain exceptions) without prior written consent of the representatives of the underwriters of such offering.

The Company cannot predict the effect, if any, that sales of additional shares of Common Stock or the availability of shares for future sale will have on the market price of the Common Stock or the Warrants. Sales in the public market of substantial amounts of Common Stock (including shares issued upon the exercise or conversion of outstanding options, warrants and convertible securities), or the perception that such sales might occur, could adversely affect prevailing market prices for the Common Stock or the Warrants. Such sales also may make it more difficult for the Company to sell equity securities or equity related securities in the future at a time and price that the Company deems appropriate.

Effects of Warrants

Holders of the Warrants will have the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership of the shares of Common Stock issuable upon the exercise of such Warrants, with a resulting dilution in the interests of the Company's stockholders by reason of exercise thereof at a time when the exercise price is less than the market price for the Common Stock. Further, the terms on which the Company could obtain additional capital during the life of the Warrants may be adversely affected. Holders of Warrants may be expected to exercise their Warrants at a time when the Company could, in all likelihood, obtain any needed capital by an offering of Common Stock on terms more favorable than those provided by such Warrants.

Possible Redemption of Warrants

The Warrants are redeemable by the Company for $0.25 per Warrant (subject to adjustment under certain circumstances), upon not less than 30 days' prior written notice, if the closing bid price of the Common Stock averages in excess of 200% of the exercise price of the Warrants for a period of 30 days ending within 15 days of the redemption notice date. Redemption of the Warrants could force the holders thereof to exercise earlier than they would otherwise have, to exercise at a time when it may be disadvantageous for holders to do so or to sell at the then-current market price when holders might otherwise wish to retain their Warrants for possible appreciation. Alternatively, the holders may accept the redemption price when it is likely to be substantially less than the then-current market value thereof. Any holders who do not exercise their Warrants prior to redemption will forfeit the right to purchase the shares of Common Stock underlying such Warrants.

Current Prospectus to Exercise Warrants

The Warrants are not exercisable unless, at the time of exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of such Warrants. In addition, in the event that any holder of Warrants attempts to exercise such Warrants at any time after nine months from the date of this Prospectus, the Company may be required to file a post-effective amendment and deliver a current prospectus before the Warrants can be exercised. Although the Company has undertaken to use its best efforts to maintain a current prospectus covering the Common Stock issuable upon exercise of the Warrants, there is no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a current prospectus covering the Common Stock issuable upon exercise of the Warrants is not kept effective.

Absence of Public Market for Warrants; Potential Volatility of Stock Price

While the Warrants trade sporadically on the Nasdaq National Market System, there can be no assurance that an active trading market in the Warrants will be developed or, if developed, be maintained. As a result, purchasers may have difficulty selling, or otherwise disposing of, the Warrants offered hereby. In addition, prior to this Offering, there have been significant fluctuations in the trading price of the Common Stock. No assurance can be given that such volatility will not continue following the completion of this Offering.

Certain Charter Provisions

The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), contains provisions which require the favorable vote of the holders of not less than 80.0% of the outstanding shares of Common Stock for the approval of any merger, consolidation or other combination with, or sale, lease or exchange of all or substantially all of the assets of the Company to, another entity holding more than 10.0% of the Company's outstanding voting equity securities or any affiliate of such entity. These provisions could discourage potential acquisition proposals, delay or prevent a change in control of the Company and limit the price that certain investors might be willing to pay in the future for shares of the Common Stock.

The Board of Directors of the Company is empowered to issue shares of preferred stock without stockholder action. The existence of this "blank check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise and may adversely affect the prevailing market price of the Common Stock. The Company currently has no plans to issue additional shares of preferred stock. In addition, Section 203 of the Delaware General Corporation Law restricts certain persons from engaging in business combinations with the Company.


                                   THE COMPANY

                  The Company is the world's leading manufacturer (based on units sold) of high sensitivity equipment used for detecting and identifying trace amounts of plastic and other explosives and illegal drugs. The Company designs and produces products that employ a proprietary application of ion mobility spectrometry ("IMS") technology that can detect and identify targeted compounds in amounts smaller than one-billionth of a gram in approximately six seconds. The Company's objective is to leverage its position as the world's leading provider of trace detection systems in its core markets and to become a leading supplier of other advanced technology security solutions. The Company intends to achieve this objective by further penetrating its existing markets, leveraging its IMS technology for new applications, pursuing strategic
relationships   and   acquisitions   and   expanding  its  sales  and  marketing
capabilities.

                  The Company's current principal product, the IONSCAN(R), is a portable desktop system used in explosives detection and drug interdiction applications. As of December 31, 1997, the Company had sold over 700 units (including 335 during 1997) in 39 countries.

                  The markets for the Company's IONSCAN(R) currently include aviation security, other transport security, facilities protection, forensics, military, corrections, customs and law enforcement. The Company's customers include the Federal Aviation Administration, the U.S. Air Force, the U.S. Coast Guard, the U.S. Drug Enforcement Agency and the Federal Bureau of Investigation, as well as customs agencies in France, Canada, Australia and Japan and various prison facilities in the U.S. and elsewhere. The IONSCAN(R) is also installed at over 40 airports and transportation centers in countries throughout the world, including Gatwick Airport and Heathrow Airport in the United Kingdom, John F. Kennedy International Airport and Chicago O'Hare International Airport in the United States and Kuala Lumpur Airport in Malaysia, as well as the Eurotunnel. The Company believes that its principal competitive advantages are the detection capability, reliability, versatility, cost effectiveness, ease of use and portability of the IONSCAN(R). These advantages enable the IONSCAN(R) to be used both in lieu of and in conjunction with bulk imaging technologies, such as enhanced x-ray and computer aided tomography.

                  The Company believes that many of the markets it serves are experiencing substantial growth, principally in reaction to heightened safety concerns caused by the threat of terrorism and growing public awareness of drug-related criminal activity. The Company believes that the deployment of advanced detection equipment, such as the IONSCAN(R), will continue to increase as the acceptance of using such equipment to combat these concerns increases. In January 1998, the Company received a $5.4 million order from the FAA as part of the FAA's publicly announced intention to further deploy advanced detection technology at the nation's larger airports. In addition, during 1997, the Company sold a number of IONSCAN(R)s to the U.S. Air Force for use in securing certain U.S. Air Force bases in the U.S. and abroad. Also in 1997, the Company sold $2.5 million of IONSCAN(R)s to a correctional agency to assist in stemming the flow of illegal drugs to inmates.

                  The Company markets its products through a direct sales organization comprised of 18 sales people located at its headquarters in New Jersey and at offices in Toronto, London, Paris and Kuala Lumpur. In addition, the Company utilizes a network of 45 independent sales and service representatives located in Europe, the Middle East, Africa, Asia, South America and Australia.

                  The Company was incorporated under the laws of the State of Delaware on September 7, 1967. The Company's principal executive offices are located at 219 South Street, Murray Hill, New Jersey 07974, and its telephone number is (908) 665-8200.

                                 USE OF PROCEEDS

                  If the Underwriter's  Warrant and the Warrants covered thereby are exercised in full at the prices set forth above, the Company would receive gross proceeds of approximately $1.6 million (prior to the deduction of fees and expenses incurred in connection with this Offering). Other than the proceeds received by the Company from the exercise the Underwriter's Warrant and the exercise of the Warrants covered thereby, the Company will not receive any of the proceeds from the sale of the Securities offered hereby. The Company estimates that its expenses in connection with the Offering will be approximately $15,000. The Company intends to use the net proceeds, if any, from the exercise of the Underwriter's Warrant (including the exercise of the Warrants covered thereby) for general corporate purposes.

                             SELLING SECURITYHOLDERS

                  The 156,250  shares of Common  Stock and  125,000  Warrants to which this Prospectus relates will be offered from time to time by the Selling Securityholders named in the following table. One of the Selling Securityholders, Janney Montgomery Scott, Inc. ("Janney Montgomery Scott") acted as the representative of the underwriters of the Company's November 1996 public offering, in which the Company sold 1,437,500 shares of Common Stock and 1,437,500 Warrants. In connection with such offering, in addition to customary underwriting fees, the Company issued the Underwriter's Warrant to Janney Montgomery Scott. The Company has filed the registration statement, of which this Prospectus is a part, at the request of Janney Montgomery Scott pursuant to the terms of the Underwriter's Warrant. See "Description of Warrants." Messrs. William J. Barrett and Herbert M. Gardner, officers of Janney Montgomery Scott, have obtained beneficial interests in certain of the Securities covered by the Underwriter's Warrant. In July 1996, Messrs. Barrett and Gardner purchased 6% Subordinated Convertible Debentures from the Company in the principal amounts of $150,000 and $50,000, respectively. Upon conversion of such debentures in December 1997, Messrs. Barrett and Gardner received from the Company 54,545 and 18,181 shares of Common Stock, respectively.

                  The following table sets forth certain information with respect to the Selling Securityholders. All ownership information is as of May 1, 1998.

                                                      Common Stock                                      Warrants
                                                      Beneficially                                    Beneficially
                     Common Stock                      Owned After       Warrants                     Owned After
                     Beneficially       Maximum        Offering if     Beneficially     Maximum       Offering if
     Selling        Owned Prior to    Amount to be     Maximum is     Owned Prior to   Amount to       Maximum is
Securityholder      Offering (1)(2)     Sold (2)       Sold (1)(2)      Offering      be Sold (2)      Sold (1)(2)
                                                                          (1)(2)

                    Amount     %                      Amount    %     Amount    %                   Amount     %
Janney  Montgomery
Scott, Inc.           91,250  1.2       91,250        --        --    73,000  18.1   73,000         --         --

William J. Barrett    32,500   *        32,500        --        --    26,000   2.0   26,000         --         --

Herbert M.            32,500   *        32,500        --        --    26,000   2.0   26,000         --         --
Gardner
---------
*  Less than 1%

(1)  Assumes  the  full  exercise  or  conversion  of  outstanding   convertible
securities, warrants, rights or options for such person or entity.

(2)  Certain   amounts   shown  here  are  subject  to   adjustment  in  certain
circumstances.


                              PLAN OF DISTRIBUTION

                  The Securities offered hereby may be offered and sold from time to time by the Selling Securityholders upon exercise of the Underwriter's Warrant by Janney Montgomery Scott. In addition, the Warrants may be exercised by the holders thereof by tendering the exercise price, together with the warrant certificate and exercise form, to the Company before November 12, 1999, the expiration date of the Warrants.

                  The distribution of the Securities by the Selling Securityholders, or by their respective pledgees, donees, transferees or other successors in interest, may be effected from time to time in one or more transactions on the Nasdaq National Market System, in special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the applicable rules of the National Association of Securities Dealers, Inc. ("NASD"), in the over-the-counter market, in negotiated transactions (including, without limitation, privately negotiated transactions), through the writing of options on the Securities or, or through the issuance of other securities convertible into such Securities (whether such options or other securities are listed on an options or securities exchange or otherwise), or a combination of such methods of distribution, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

                  Any or all of the Securities may be sold from time to time to purchasers directly by the Selling Securityholders. Sales of Securities also may be made pursuant to Rules 144, 144A or 904 of the Securities Act, provided that the requirements of such rules, including, without limitation, any applicable holding periods and manner of sale requirements, are met. Alternatively, a Selling Securityholder may from time to time offer any or all of the Securities through underwriters, dealers, brokers or agents, including in transactions in which any such underwriters, dealers, brokers or agents solicit purchasers, in block transactions or in transactions in which any such underwriters, dealers, brokers, or agents will attempt to sell such Securities as an agent but may resell such Securities as a principal pursuant to this Prospectus.

                  Any underwriters, dealers, brokers or agents participating in the distribution of the Securities offered hereby may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Securityholder and/or purchasers of the Securities for whom they may act as agents (which compensation may be in excess of customary commissions). In addition, a Selling Securityholder and any such underwriters, dealers, brokers or agents that participate in the distribution of the Securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Securities may be deemed to be underwriting compensation. Additionally, a Selling Securityholder may pledge the Securities, and in such event agents or dealers may acquire the Securities or interests therein, and may, from time to time, effect distribution of the Securities or interests in such capacity.


                             DESCRIPTION OF WARRANTS

                  The following is a brief summary of certain provisions of the Warrants. Such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company (the "Warrant Agent"). A copy of the Warrant Agreement has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

Exercise Price and Terms

                  Each Warrant entitles the registered holder thereof to purchase one-quarter of a share of Common Stock at an exercise price of $9.847 per share prior to November 12, 1999 subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. The Warrants may be exercised at any time in whole or in part at the exercise price then in effect until expiration or redemption of the Warrants. No fractional shares will be issued upon the exercise of the Warrants.

                  The exercise price of the Warrants was set at a premium to the then-existing market price of the Common Stock and have no relationship to any objective criteria of future value and, accordingly, should in no event be regarded as an indication of any future market price of the Securities offered hereby.

Adjustments

                  The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock, or sale by the Company of shares of its Common Stock or other securities convertible into Common Stock (exclusive of shares issued upon the exercise or conversion of outstanding options, warrants and convertible securities) at a price below the market price (as defined) of the Common Stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable Warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Warrants.

Redemption Provisions

                  The Warrants are subject to redemption by the Company, at $0.25 per Warrant (subject to adjustment under certain circumstances), upon not less than 30 days' prior written notice, if the bid price of the Common Stock as reported by Nasdaq averages in excess of 200% of the exercise price of the Warrants for a period of 30 days ending within 15 days of the redemption notice date. In the event that the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the date for redemption fixed in the redemption notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and its holder will be entitled only to the redemption price.

Transfer, Exchange and Exercise

                  The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to the earlier of (i) the business day prior to the redemption date, or (ii) their expiration date, November 12, 1999, at which time the Warrants become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.

Warrant Holder Not a Stockholder

                  The Warrants do not confer upon holders any voting, dividend or other rights as stockholders of the Company.

Modification of Warrants

                  The Company and the Warrant Agent may make such modifications to the Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrant holders. The Company may, in its sole discretion, lower the exercise price of the Warrants for a period of not less than thirty days on not less than thirty days' prior written notice to the warrant holders and Janney Montgomery Scott. Except as described above, modification of the number of securities purchasable upon the exercise of any Warrant, the exercise price and the expiration date with respect to any Warrant or any other modification to the Warrants requires the consent of the holders of two-thirds of the outstanding Warrants.

                  The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or are deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company will use its best efforts to have all the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there can be no assurance that it will be able to do so.

        SECURITIES AND EXCHANGE COMMISSION'S POSITION ON INDEMNIFICATION

                  Article Tenth of the Company's Certificate of Incorporation and Section 10 of the Company's by-laws, as amended, provide that the Company shall, to the fullest extent permitted by law, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the Company or is serving any other incorporated or unincorporated enterprise in any of such capacities at the request of the Company. Such provisions may provide indemnification to the officers, directors or controlling persons of the Company for liability under the Securities Act.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

                  Certain matters with respect to the validity and legality of the Securities offered hereby have been passed upon for the Company by Lowenstein Sandler PC, Roseland, New Jersey.

                                     EXPERTS

                  The financial statements and schedule of the Company included in the 1997 Form 10-KSB and incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No dealer,  salesman or any other person
has   been   authorized   to  give   any
information     or    to    make     any
representations  in connection with this
offering  other than those  contained in
this  Prospectus  and, if given or made,
such     other      information      and
representations  must not be relied upon
as  having   been   authorized   by  the
Company.  Neither  the  delivery of this
Prospectus  nor any sale made  hereunder
shall, under any  circumstances,  create
any  implication  that there has been no
change  in the  affairs  of the  Company                   156,250 Shares
since  the  date   hereof  or  that  the                 of Common Stock
information  contained herein is correct
as of any time  subsequent  to its date.                       and
This  Prospectus  does not constitute an
offer  to sell or a  solicitation  of an              125,000 Common Stock
offer  to  buy  such  securities  in any                Purchase Warrants
circumstances in which such offer or solicitation is unlawful.
                                                    BARRINGER TECHNOLOGIES INC.



                                                          ______________

                                                            PROSPECTUS
                                                          ______________

                  ---------------------

                    TABLE OF CONTENTS

                                                  Page      _______, 1998

Available Information................................ 2
Incorporation of Certain
  Documents by Reference............................. 2
Forward-Looking Statements........................... 3
Risk Factors......................................... 4
The Company..........................................11
Use of Proceeds......................................12
Selling Securityholders..............................12
Plan of Distribution.................................12
Description of Warrants..............................13
Securities and Exchange Commission's
  Position on Indemnification........................15
Legal Matters........................................15
Experts  ............................................15

                                     PART II

                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and  Distribution

                  The following table lists the expenses which will be incurred in connection with the issuance and distribution of the Securities being registered.


                                                                Expense
Securities and Exchange Commission Registration  Fee            $   478
Accounting Fees and Expenses                                      5,000
Legal Fees and Expenses                                           5,000
Blue Sky Fees and Expenses                                        1,000
Printing and Engraving                                            1,000
Miscellaneous                                                     2,522
TOTAL                                                           $15,000

                  All of the above amounts (other than the filing fee payable to the Securities and Exchange Commission) are estimates only. All of the above expenses will be paid by the Company.

Item  15.  Indemnification of Directors and Officers

                  The Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the Company's by-laws, as amended ("By-laws"), provide that the Company shall, to the fullest extent permitted by law, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the Company or is serving any other incorporated or unincorporated enterprise in any of such capacities at the request of the Company.

                  Section 145 of the General Corporation Law of the State of Delaware (the "GCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been judged liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

                  The Certificate of Incorporation also contains a provision limiting the personal liability of directors to the fullest extent permitted or authorized by the GCL or other applicable law. Under the GCL, such provision would not limit liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or
(iv) any transactions from which the director derives an improper benefit.

Item 16.  Exhibits

       The following exhibits are filed as part of this Registration Statement:

3.1    Certificate of Incorporation of the Company, as amended.
3.2    By-laws of the Company.
4.1    Form of Warrant Agreement
4.2    Form of Warrant Agreement with Janney Montgomery Scott, Inc.
5.1    Opinion of Lowenstein Sandler PC.
23.1   Consent of BDO Seidman, LLP.
23.2   Consent of Lowenstein Sandler PC (included in Exhibit 5.1)
24.1   Power of Attorney (included on signature page).


Item 17. Undertakings


       The undersigned registrant hereby undertakes:


              (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information with respect to the plan of distribution.


         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey, on May 28, 1998.


                                             BARRINGER TECHNOLOGIES INC.

                                             By: /S/ STANLEY S. BINDER
                                             ---------------------------
                                             Stanley S. Binder, President and
                                             Chief Executive  Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated below on May 28, 1998. Each of the undersigned hereby constitutes and appoints Stanley S. Binder and Richard S. Rosenfeld, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 relating to the securities offered pursuant hereto and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other state and federal government commissions and agencies as may be necessary or advisable, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Signature                       Title

/S/ STANLEY S. BINDER           President, Chief Executive Officer
------------------------------- (Principal Executive Officer) and
Stanley S. Binder               Director

/S/ JOHN D. ABERNATHY
-------------------------------
John D. Abernathy               Director

/S/ RICHARD D. CONDON
-------------------------------
Richard D. Condon               Director

/S/ JOHN H. DAVIES
-------------------------------
John H. Davies                  Director

/S/ JOHN H. HARTE
-------------------------------
John J. Harte                   Director

JAMES C. MCGRATH
-------------------------------
James C. McGrath                Director

/S/ RICHARD S. ROSENFELD
-------------------------------
Richard S. Rosenfeld            Vice President-Finance, Chief Financial Officer
                                and Treasurer (Principal Accounting
                                and Principal Financial Officer)

                                INDEX TO EXHIBITS

Exhibit
No.     Description

3.1 Certificate of Incorporation of the Company, as amended (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (File No. 333-33129) and incorporated herein by reference).

3.2 By-laws of the Company (previously filed as Exhibit 3.2A to the Company's Annual Report on Form 10-K/A-2 for the fiscal year ended December 31, 1994 (File No. 0-3207) and incorporated herein by reference).

4.1 Form of Warrant Agreement (previously filed as Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).

4.2 Form of Warrant Agreement with Janney Montgomery Scott (previously filed as Exhibit 4.2 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).

5.1     Opinion of Lowenstein Sandler PC.

23.1    Consent of BDO Seidman, LLP.

23.2    Consent of Lowenstein Sandler PC (included in Exhibit 5.1)

24.1    Power of Attorney (included on signature page).